Exhibit 99.1

FOR IMMEDIATE RELEASE

ToughBuilt Industries, Inc. Announces Receipt of Nasdaq Staff Determination Letter and Hearing Request

Irvine, CA, July 3, 2024 – ToughBuilt Industries, Inc. (Nasdaq: TBLT) (“ToughBuilt” or the “Company”), today announced its receipt of a Staff Determination letter from the Nasdaq Listing Qualifications department on June 28, 2024. The letter outlines the Staff’s determination that the Company’s securities are subject to delisting from The Nasdaq Stock Market due to non-compliance with Nasdaq’s majority independent board and independent committee requirements, as well as the Company’s failure to timely file its Form 10-K for the year ended December 31, 2023, and the Form 10-Q for the period ended March 31, 2024.

The Nasdaq Listing Rules upon which the Staff’s determination is based include Listing Rule 5101, which grants Nasdaq broad discretionary authority over the listing of securities to maintain market quality and protect investors; IM-5101-1 regarding violations or evasions of corporate governance standards; Listing Rule 5605(a)(1)(D) related to independence criteria for directors; and Rule 5250(c)(1) pertaining to the timely filing of periodic financial reports. The Staff also stated that the Company’s failure to timely file its Form 10-K for the year ended December 31, 2023, and the Form 10-Q for the period ended March 31, 2024, as additional and separate bases for delisting.

The letter notes that the Company’s payments made from 2020 to 2024 to Adaptive Tech Solutions (“ATS”), an entity controlled by a family member of Ms. Linda Moossaian, a director of the Company, have led the Staff to determine that Ms. Moossaian does not qualify as an independent director under Nasdaq Listing Rule 5605(a)(2), impacting the Company’s compliance with Nasdaq’s requirement for a majority of independent directors on the board with Nasdaq Listing Rule 5605(b), and further affecting the composition requirements for the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee under Nasdaq Listing Rules 5605(c)(2)(A)(i) and (ii), 5605(d)(2)(A), and 5605(e)(1), respectively.

The Company had engaged ATS under a vendor agreement from July 6, 2020 to February 15, 2024 pursuant to which ATS and its subcontractors provided product development, engineering and software development services to the Company. The family member was an employee of the Company from November 16, 2020 to June 30, 2020. Ms. Moossaian was elected to the board of directors at the Company’s annual stockholder meeting in December 2019. Since her appointment to the board, Ms. Moossaian has been serving as a member, chair, and financial expert of the board’s Audit Committee based on her extensive financial background and audit committee experience, as well as a member of the board’s Compensation Committee and Nominating and Corporate Governance Committee.

Upon a thorough review and investigation, the Company and its Board of Directors wish to clarify that there was no awareness that the Company’s engagement of ATS would disqualify Ms. Linda Moossaian from being considered an independent director under the relevant Nasdaq and SEC regulations. The Company and its Board had operated under the belief that the arrangement was in compliance with applicable guidelines and were unaware that the financial interactions between the Company and ATS would disqualify Ms. Moossaian from being considered an independent director under the applicable Nasdaq and SEC guidelines. The Company entered into the vendor agreement with ATS based on the family member’s significant contributions as a valued former employee and the expertise and high-quality work ATS and its subcontractors consistently delivered to the Company. This decision was made in the best interest of the Company, aiming to leverage ATS’s specialized skills and knowledge to enhance the Company’s product offerings and operational outcomes. Upon becoming aware of the possible compliance issues in connection with the agreement in April 2024, the Company promptly notified Nasdaq of its concern.

In response to the Staff’s determination letter, ToughBuilt has requested a hearing before the Nasdaq Hearings Panel. This request was submitted on July 3, 2024, to appeal the Staff’s determination and to present the Company’s plan to regain compliance. The Company believes that the hearing will provide an opportunity to discuss the steps already taken and future measures to ensure full compliance with Nasdaq’s listing requirements. In addition to submitting an appeal for a hearing before the Nasdaq Hearings Panel, the Company has formally requested a stay of the suspension of trading of the Company’s common stock on the Nasdaq Capital Market, pending the outcome of the hearing. In the event the Staff does not grant a stay of the trading suspension pending the outcome of the hearing, trading of the Company’s securities on The Nasdaq Stock Market will be halted at the opening of business 15 days following the date of the hearing request, or July 18, 2024.

Notwithstanding the receipt of the Nasdaq Staff Determination letter and the ongoing process of addressing the concerns outlined therein, ToughBuilt will continue its normal business operations. The Company remains committed to executing its business strategy, including the development, manufacture, and distribution of innovative tools and accessories for the professional and do-it-yourself construction industries. The Company’s operational focus continues to be on enhancing product offerings, expanding market presence, and delivering superior quality and value to its customers.

ToughBuilt is committed to upholding the highest standards of corporate governance and transparency. The Company will continue to work diligently to resolve the issues identified and maintain its listing on the Nasdaq Stock Market. ToughBuilt is fully committed to taking all necessary actions to address Nasdaq’s concerns and ensure compliance with its continued listing requirements. ToughBuilt will promptly update our stockholders regarding our progress towards regaining compliance and any significant developments related to its Nasdaq listing status.

ToughBuilt is confident in its ability to navigate through this period while maintaining the integrity and continuity of its business operations.

About ToughBuilt Industries, Inc.

ToughBuilt is an innovative advanced product developer, manufacturer, and distributor with an emphasis on innovative products, currently focused on tools and other accessories for the professional and do-it-yourself construction industries. We market and distribute various home improvement and construction product lines for both the do-it-yourself and professional markets under the TOUGHBUILT brand name within the global multibillion-dollar per year tool market industry. Our in-house design team creates all our products. Since launching product sales in 2013, we have experienced significant annual sales growth. Our current product line includes three major categories, with several additional categories in various stages of development, consisting of Soft Goods & Kneepads and Sawhorses & Work Products. Our mission is to provide products to the building and home improvement communities that are innovative and of superior quality derived in part from enlightened creativity for our end users while enhancing performance, improving well-being, and building high brand loyalty. Additional information about the Company is available at: https://www.toughbuilt.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. securities laws. These statements reflect the Company’s current expectations concerning future events, including its appeal of the Staff Determination and stay of the trading suspension of its common stock pending the outcome of the hearing. While the Company is committed to pursuing these actions with the aim of regaining compliance with Nasdaq’s listing requirements and maintaining its listing, there is no assurance that the Company will be successful in its hearing request or that the stay of the trading suspension will be granted. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Current and prospective shareholders are strongly encouraged to carefully review the risk factors and warnings contained in the Company’s filings with the Securities and Exchange Commission (SEC). These documents provide detailed information on risks that could impact the Company’s business, financial condition, and results of operations. Investors are advised to consider these factors in making informed investment decisions. The Company’s SEC filings are available on the SEC’s website at www.sec.gov. The Company disclaims any obligation to update any forward-looking statements contained herein, except as required by law.

Investor Relations Contact:

KCSA Strategic Communications toughbuilt@kcsa.com

ToughBuilt Press & Media Contact: pr@toughbuilt.com

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